UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2012

Capital Southwest Corporation

(Exact name of registrant as specified in its charter)

Texas	811-1056	75-1072796
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12900 Preston Road, Suite 700, Dallas, Texas	75230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 972-233-8242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Shareholders was held on July 18, 2012. As of May 31, 2012, the record date, 3,789,428 shares of common stock were eligible to be voted, and 3,489,265 of those shares were voted in person or by proxy at the Annual Meeting. Shareholders were asked to consider and act upon:

(1)	To elect five (5) directors to serve until our next annual meeting of shareholders or until their respective successors shall be elected and qualified;

(2)	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2013;

(3)	Conduct an advisory (non-binding) vote on executive compensation;

The director nominees, Messrs. Samuel B. Ligon, Gary L. Martin, T. Duane Morgan, Richard F. Strup and John H. Wilson were elected to the Company’s board of directors. The votes for, votes withheld, and broker non-votes for each director nominee are set out below:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Samuel B. Ligon	2,604,610	433,097	451,557
Gary L. Martin	2,854,261	183,447	451,557
T. Duane Morgan	2,871,378	166,329	451,557
Richard F. Strup	2,871,984	165,724	451,557
John H. Wilson	2,861,673	176,035	451,557

The recommendation to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013 was approved. The votes for, votes against, abstentions and broker non-votes for this proposal are set out below:

Votes For	3,318,872
Votes Against	6,115
Abstentions	164,278
Broker Non-Votes	-0-

The recommendation to conduct an advisory (non-binding) vote on executive compensation was approved. The votes for, votes against, abstentions and broker non-votes for this proposal are set forth below:

Votes For	2,767,278
Votes Against	229,869
Abstentions	40,561
Broker Non-Votes	451,557

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2012

By:	/s/ Gary L. Martin
Name: Gary L. Martin
Title: Chairman and President